CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our name and to all references to our Firm included in or made a part of this Post-Effective Amendment No.3.

                                                       /s/  Arthur Andersen LLP

                                                       ARTHUR ANDERSEN LLP

Cincinnati, Ohio,
December 15, 1996